For the fiscal year ended (a) December 31, 2003
File number: 811-2992

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security Holders

         A Special Meeting of Shareholders was held on July 17, 2003, and adjourned to August 21, 2003. At such meetings the shareholders approved the following proposals:

1)*	Vote on Trustees/Directors:

                  				Affirmative		Authority
						votes cast		 Withheld

		David E. A. Carson		20,459,730		1,070,805
		Robert F. Gunia		20,490,155		1,040,380
		Robert E. La Blanc		20,431,963		1,098,572
		Douglas H. McCorkindale	20,499,592		1,030,943
		Stephen P. Munn		20,514,075		1,016,460
		Richard A. Redeker		20,506,144		1,024,391
		Judy A. Rice			20,478,274		1,052,261
		Robin B. Smith		20,478,079		1,052,456
		Stephen Stoneburn		20,487,982		1,042,553
		Clay T. Whitehead		20,506,489		1,024,046

2)*	To Permit the Manager to Enter into, or make material changes to,
Subadvisory Agreements without shareholder approval.

		For			Against		Abstain
		15,987,668		2,319,195		982,458

3)*	To Permit an amendment to the Management Contract Between PI and the Company.

		For			Against		Abstain
	18,779,798		1,646,231		1,101,506

4a)*	To approve changes to fundamental investment restrictions or policies, relating to: fund diversification.

		For			Against		Abstain
	16,801,152		1,483,844		1,004,326

4b)*	To approve changes to fundamental investment restrictions or policies, relating to: issuing senior securities, borrowing money or pledging assets.

		For			Against		Abstain
	16,297,990		1,958,469		1,032,862

4c)*	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling real estate.

		For			Against		Abstain
	16,494,532		1,722,170		1,072,620

4d)*	To approve changes to fundamental investment restrictions or policies, relating to: buying and selling commodities and commodity contracts.

		For			Against		Abstain
	16,383,651		1,865,866		1,039,805

4e)*	To approve changes to fundamental investment restrictions or policies, relating to: fund concentration.

		For			Against		Abstain
	16,605,511		1,574,411		1,109,399

4f)*	To approve changes to fundamental investment restrictions or policies, relating to:  making loans.

		For			Against		Abstain
		16,220,899		1,978,092		1,090,331

4g)*	To approve changes to fundamental investment restrictions or policies, relating to: other investment restrictions, including investing in securities of other investment companies.

		For			Against		Abstain
	16,504,631		1,741,736		1,042,955

5)**	To approve amendments to the Company?s Articles of Incorporation.

		For			Against		Abstain
	21,382,274		1,790,408		1,261,915

*	Approved at the July 17, 2003 meeting.
**	Approved at the August 21, 2003 meeting.